NIVS IntelliMedia Technology Group, Inc.
29-31 Shuikou Road, Huizhou, Guangdong, China 516006	page 1

FOR IMMEDIATE RELEASE

NIVS IntelliMedia Technology Group Reports Former Auditor’s Non-reliance Letter and Starts Independent Investigation

HUIZHOU, China, March 28, 2011 /PRNewswire-Asia-FirstCall/ -- NIVS IntelliMedia Technology Group, Inc. ("NIVS" or the "Company") (NYSE Amex: NIV), a comprehensive consumer electronics company that designs, manufactures, and sells intelligent audio and visual products and mobile phones, today responded to allegations by the Company’s former independent auditor, MaloneBailey, LLP, regarding the accuracy of the Company’s financial statements, as disclosed in a current report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 25, 2011.

After consultation with legal counsel and the members of the audit committee, the Board of Directors has established a special independent committee (the “Special Committee”) comprised of audit committee chair, Charles C. Mo, and independent director, Robert J. Wasielewski, to investigate the allegations. The Special Committee subsequently engaged the law firm of Sidley Austin LLP (“Sidley”) to serve as its independent counsel in connection with the investigation. Sidley intends to engage an accounting firm to serve as an independent forensic accountant in this regard.

Mr. Mo said, “We take the allegations by MaloneBailey very seriously and plan to conduct a thorough investigation. In the interim, we remain dedicated to providing the highest standards of oversight and governance to our shareholders and will work diligently to conclude the investigation in a timely manner."

In light of the investigation, the Company is delaying the filing of its Form 10-K for the year ended December 31, 2010.

The Company does not intend to provide further comment regarding the allegations until after the conclusion of the Special Committee's investigation.

The Company also announced that the Audit Committee has authorized the appointment of BDO China Li Xin Da Hua CPAs (“BDO”) as the Company’s new independent auditors, to conduct an audit of the Company’s fiscal years ended December 31, 2010 and 2009.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group, Inc., (NYSE Amex: NIV) is an integrated consumer electronics company that designs, manufactures, markets, and sells intelligent audio and video products and mobile phones in China, Greater Asia, Europe, and North America. The NIVS brand has received "Most Popular Brand" distinction in China's acoustic industry for three consecutive years, among numerous other awards. NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company's intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting set-top boxes, peripherals, and more.

NIVS IntelliMedia Technology Group, Inc.
29-31 Shuikou Road, Huizhou, Guangdong, China 516006	page 2

For more information about the Company, including financial reports, news releases, a fact sheet, and the most recent presentation, please follow the appropriate link:Investor Relations Portal and Investor Fact Sheet.

For additional information, please visit: www.nivsgroup.com/english

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the conduct, timing, duration, and outcome of the Special Committee’s investigation; the Company's business and operations; business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

For more information, please contact:

NIVS IntelliMedia
Jason Wong
Vice President, Investor Relations
Mobile: +86 138 2991 6919 in China
Email: jason@nivsgroup.com

Christensen
Tom Myers
Mobile: +86 139 1141 3520 in China
Email: tmyers@christensenir.com

Source: NIVS IntelliMedia Technology Group, Inc.
www.nivsgroup.com/English